EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. ANNOUNCES INSTALLATION OF STAN LATACHA AS
NEW CHIEF EXECUTIVE OFFICER

Coppell, TX (September 4, 2014) -- ALCO Stores, Inc. (NASDAQ: ALCS) (“ALCO” or the “Company”), a broad line retailer which specializes in providing a superior selection of essential products for everyday life in small-town America, today announced at a Company Town Hall Meeting that Director Stanley B. Latacha will assume the role of Interim Chief Executive Officer effective immediately.

Stan brings to the day to day management of ALCO over 30 years of retail experience, including assisting five retail chains (ranging from $500 million to $3 billion in annual sales) achieve successful turnarounds, including Richman Gordman, Goody’s, and more recently Pamida.

With Pamida, a retailer which also focused on small town customers like ALCO, he and the team were successful in short order in achieving positive same store sales, increased total transactions, and higher average ticket size through improved and targeted promotional activities, the creation of destination departments, increased relevance and consistency of the chain’s offerings to its customers, and stronger connections to the community.

“I am honored with the Board of Directors’ trust in leading the team at ALCO and working with all of its stakeholders in bringing positive hands-on change to the business,” said Mr. Latacha.  “With the longstanding goodwill of ALCO in the communities it serves, along with the hard work and dedication of the Company’s staff and team members and the active support of the Board, I am confident that together we can make impactful improvements to the business.”

Concurrent with Stan’s appointment it was announced that the Board of Directors and Richard Wilson, ALCO’s CEO for the last four years, have mutually agreed to his immediate departure.  Rich was instrumental in professionalizing the ALCO staff, overseeing the Company’s move to Texas, and led the Company through a challenging retail environment.

“The shareholders have positioned ALCO with strong leadership, expertise and a commitment to build on ALCO’s legacy of serving rural communities,” said Mr. Wilson “It has been an honor and a privilege to have worked with the dedicated team of ALCO associates. I extend my sincerest appreciation for their commitment and service.”

About ALCO Stores, Inc.
Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America.  The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years.  ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas.  To learn more about the Company visit www.ALCOstores.com.

Forward-looking statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms.  You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance.  Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially.  Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2014, and its subsequent quarterly reports on Form 10-Q.  The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

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For more information, contact:
Robert J. Sarlls
Chairman of the Board
469-322-2900
email: rsarlls@alcostores.com
or
Debbie Hagen
Hagen and Partners
913-642-6363
email: dhagen@hagenandpartners.com